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          SECURITIES AND EXCHANGE COMMISSION

          Washington, D.C.  20549



          FORM 8-K



          Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported): January 17,
          1997


          Exact name of registrant as specified in its charter: T. ROWE PRICE RENAISSANCE FUND, LTD., A SALES-COMMISSION-FREE REAL ESTATE INVESTMENT

          State or other Jurisdiction of Incorporation or Organization:
          Delaware

          I.R.S. Employer Identification No.: 52-1657028

          Commission File Number:  0-19180

          Address of principal executive offices: 100 East Pratt Street, Baltimore, Maryland 21202

          Registrant's telephone number, including area code: 1-800-638-
          5660


          Former name of former address, if changes since last report:
          Not Applicable


























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          Item 5.   Other Events

          At the end of 1996 T. Rowe Price Renaissance Fund, Ltd., A Sales-Commission-Free Real Estate Investment (the "Fund") conducted its annual formal share valuation. The valuation of the properties was performed by its Investment Manager, and then reviewed by an independent professional appraiser. The estimated value of shares resulting from this process is $13.44 per share. A $0.99 per share dividend for the December 1996 quarter representing operating cash flows and capital gain on the sale of the Buckley Square property will be paid on or about January 23, 1997 to stockholders of record on December 31, 1996. After this dividend, the estimated value is $12.45 per share. There is no assurance that shares can be sold at a price equal to this estimated value, and this valuation is not necessarily representative of the value of the shares when the Fund ultimately liquidates its holdings.


                                   T. ROWE PRICE RENAISSANCE FUND, LTD.,
                                   A SALES-COMMISSION-FREE REAL
                                   ESTATE INVESTMENT


                                   By:  /s/Lucy B. Robins
                                        Lucy B. Robins
                                        Vice President